As filed with the Securities and Exchange Commission on March 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Oscar Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6324	46-1315570
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

75 Varick Street, 5th Floor

New York, New York 10013

(646) 403-3677

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce L. Gottlieb, Esq.

Special Counsel

Oscar Health, Inc.

75 Varick Street, 5th Floor

New York, New York 10013

(646) 403-3677 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Keith L. Halverstam, Esq. Peter N. Handrinos, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200	Joseph C. Theis, Jr., Esq. Paul R. Rosie, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-252809

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A common stock, $0.00001 par value per share	6,947,179	$39.00	$270,939,981	$29,559.55

(1)

Represents only the additional number of shares of Class A common stock being registered, and includes 906,153 additional shares of Class A common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-252809).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously paid a filing fee of $132,240.11 for the Registration Statement on Form S-1, as amended (File No. 333-252809), which was declared effective on March 2, 2021. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $270,939,981 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior Registration Statement on Form S-1 (File No. 333-252809), initially filed by Oscar Health, Inc. with the Securities and Exchange Commission (the “Commission”) on February 5, 2021, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective by the Commission on March 2, 2021. The Prior Registration Statement is incorporated herein by reference.

The registrant is filing this registration statement for the sole purpose of registering the sale of an additional 6,947,179 shares of Class A common stock, which includes 906,153 shares of Class A Common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252809), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement filed on March 2, 2021)

23.1	Consent of Grant Thornton LLP, as to Oscar Health, Inc.

23.2	Consent of PricewaterhouseCoopers LLP, as to Oscar Health, Inc.

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252809) filed with the Securities and Exchange Commission on February 5, 2021 and incorporated by reference herein.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Oscar Health, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 2nd day of March, 2021.

OSCAR HEALTH, INC.
By:	/s/ Mario Schlosser
Mario Schlosser
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Mario Schlosser Mario Schlosser	Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2021

/s/ Siddhartha Sankaran Siddhartha Sankaran	Chief Financial Officer and Director (Principal Financial Officer)	March 2, 2021

* Ari Fischel	Vice President, Finance and Accounting (Principal Accounting Officer)	March 2, 2021

* Jeffery H. Boyd	Director	March 2, 2021

* Joel Cutler	Director	March 2, 2021

* Joshua Kushner	Director	March 2, 2021

* Teri List	Director	March 2, 2021

* Charles E. Phillips, Jr.	Director	March 2, 2021

* David Plouffe	Director	March 2, 2021

* Elbert O. Robinson, Jr.	Director	March 2, 2021

* Vanessa A. Wittman	Director	March 2, 2021

*By:	/s/ Siddhartha Sankaran
Siddhartha Sankaran
Attorney-in-fact